TeraWulf Announces May 2023 Production and Operations Updates

Self-mined 323 BTC in May, a 35% increase over April, for a total of 1,094 BTC mined year to date.

Increased hash rate capacity by over 13% month-over-month to 4.4 EH/s as of May 31, 2023.

EASTON, Md. – June 5, 2023 – TeraWulf Inc. (Nasdaq: WULF) (“TeraWulf” or the “Company”), owners and operators of vertically integrated, domestic bitcoin mining facilities powered by more than 91% zero-carbon energy, today provided an unaudited monthly production and operations update for May 2023.

May 2023 Highlights

●	Self-mined 323 bitcoin in May with an average production rate of 10.4 bitcoin per day.
●	Power cost averaged $6.2k per bitcoin produced, or approximately $0.028/kWh in May.
●	Deployed fleet of 36,000 miners, comprised of 20,000 miners at its wholly owned Lake Mariner facility in New York and 16,000 self-miners at the nuclear-powered Nautilus facility in Pennsylvania.
●	Commenced operations in Building 2 at the Lake Mariner facility, where the Company continues to ramp to the full 50 MW of self-mining capacity, which remains on target for Q2 2023.

Key Metrics [1]	May 2023
Bitcoin Self-Mined [2]	323
Self-Mining Revenue Equivalent ($M) [3]	$8.9
Hosting Revenue ($M) [4]	$0.3
Power Cost ($M) [5]	$2.2
Avg. Operating Hash Rate (EH/s) [6]	3.9
Revenue per Bitcoin	$27,519
Power Cost per Bitcoin	$6,251

Management Commentary

“The increase in our hash rate this month coupled with a temporary spike in transaction fees due to the emergence of Ordinals on the blockchain more than offset May’s increase in network difficulty, enabling the Company to deliver a 35% month-over-month increase in bitcoin produced,” stated Kerri Langlais,

1 Unaudited monthly results are based on estimates, which remain subject to standard month end adjustments. The Company’s share of the earnings or losses of the Nautilus facility is reflected in the caption “Equity in net loss of investee, net of tax” in the consolidated statements of operations. Operations at Nautilus do not impact the revenue or cost of goods sold lines in TeraWulf’s consolidated statements of operations.

2 Includes BTC earned from profit sharing associated with short-term hosting agreement at the Lake Mariner facility and TeraWulf’s net share of BTC produced at the Nautilus facility.

3 Includes TeraWulf’s net share of BTC revenue generated at the Nautilus facility and profit sharing from hosting agreement.

4 Excludes BTC earned from profit sharing associated with short-term hosting agreement at the Lake Mariner facility.

5 Includes TeraWulf’s net share of power cost incurred at the Nautilus facility.

6 Includes gross total hash rate of miners hosted on short-term agreement at the lake Mariner facility.

Chief Strategy Officer of TeraWulf. “Additionally, with a realized average cost of power of less than $0.03 per kilowatt hour and average availability in excess of 98% in May, we steadily increased profit margins month over month despite challenging market conditions,” added Langlais.

“From an operational perspective, we are completing the miner installation in Building 2 at Lake Mariner, which will add another 50 MW of self-mining capacity and bring the Company’s total operational mining capacity to 160 MW and 5.5 EH/s,” continued Langlais. “Our demonstrated execution capabilities and substantial organic growth opportunities at our two sites reflect the strength of TeraWulf’s vertically integrated model and strategy to be the leading sustainable, low-cost Bitcoin miner in the sector.”

Production and Operations Update

As of May 31, 2023, the Company had an operational miner fleet of approximately 36,000 of the latest generation miners, comprised of 20,000 miners at its wholly owned Lake Mariner facility in New York (5,000 of which are hosted) and 16,000 self-miners at the nuclear-powered Nautilus facility in Pennsylvania.

TeraWulf is in the final stages of bringing all mining capacity online at Lake Mariner, which will increase Lake Mariner’s operational capacity to over 110 MW in the coming weeks. Combined, the Company expects to have a total operational capacity of 50,000 miners (5.5 EH/s) in Q2 2023, representing approximately 160 MW of power demand.

Conferences and Events

TeraWulf plans to attend the following upcoming events:

●	June 6-8, LD Micro Main Event Invitational XIII Conference, Los Angeles
●	June 14-15, Cantor Fitzgerald Technology Conference, New York

About TeraWulf

TeraWulf (Nasdaq: WULF) owns and operates vertically integrated, environmentally clean Bitcoin mining facilities in the United States. Led by an experienced group of energy entrepreneurs, the Company currently has two Bitcoin mining facilities: the wholly owned Lake Mariner facility in New York, and Nautilus Cryptomine facility in Pennsylvania, a joint venture with Cumulus Coin, LLC. TeraWulf generates domestically produced Bitcoin powered by nuclear, hydro, and solar energy with a goal of utilizing 100% zero-carbon energy. With a core focus on ESG that ties directly to its business success, TeraWulf expects to offer attractive mining economics at an industrial scale.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements include statements concerning anticipated future events and expectations that are not historical facts. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. In addition, forward-looking statements are typically identified by words such as “plan,” “believe,” “goal,” “target,” “aim,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,”

“should,” “would” and other similar words and expressions, although the absence of these words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are based on the current expectations and beliefs of TeraWulf’s management and are inherently subject to a number of factors, risks, uncertainties and assumptions and their potential effects. There can be no assurance that future developments will be those that have been anticipated. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, risks, uncertainties and assumptions, including, among others: (1) conditions in the cryptocurrency mining industry, including fluctuation in the market pricing of bitcoin and other cryptocurrencies, and the economics of cryptocurrency mining, including as to variables or factors affecting the cost, efficiency and profitability of cryptocurrency mining; (2) competition among the various providers of cryptocurrency mining services; (3) changes in applicable laws, regulations and/or permits affecting TeraWulf’s operations or the industries in which it operates, including regulation regarding power generation, cryptocurrency usage and/or cryptocurrency mining; (4) the ability to implement certain business objectives and to timely and cost-effectively execute integrated projects; (5) failure to obtain adequate financing on a timely basis and/or on acceptable terms with regard to growth strategies or operations; (6) loss of public confidence in bitcoin or other cryptocurrencies and the potential for cryptocurrency market manipulation; (7) the potential of cybercrime, money-laundering, malware infections and phishing and/or loss and interference as a result of equipment malfunction or break-down, physical disaster, data security breach, computer malfunction or sabotage (and the costs associated with any of the foregoing); (8) the availability, delivery schedule and cost of equipment necessary to maintain and grow the business and operations of TeraWulf, including mining equipment and infrastructure equipment meeting the technical or other specifications required to achieve its growth strategy; (9) employment workforce factors, including the loss of key employees; (10) litigation relating to TeraWulf, RM 101 f/k/a IKONICS Corporation and/or the business combination; and (11) other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. TeraWulf does not assume any obligation to publicly update any forward-looking statement after it was made, whether as a result of new information, future events or otherwise, except as required by law or regulation. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s filings with the SEC, which are available at www.sec.gov.

Company Contact:
info@terawulf.com
(410) 770-9500